SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 25, 2003

Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC

TEA COMPANY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive

Montvale, New Jersey 07645

(Address of principal executive offices)

(201) 573–9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c). Exhibits.

Exhibit 99.1	Press Release of The Great Atlantic & Pacific Tea Company, dated July 25, 2003.

Item 9.	Regulation FD Disclosure

In accordance with SEC Release No. 33-8216, the information contained herein and in the accompanying exhibit is being furnished under Item 12, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 25, 2003, The Great Atlantic & Pacific Tea Company, Inc. issued a press release announcing its financial results for the quarter ended June 14, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles (“GAAP”), the press release presents non-GAAP financial measures for “ongoing operating earnings,” “ongoing operating loss” and “EBITDA.” Management believes that the use of such non-GAAP financial measures enables the Company to convey a useful and informative financial picture to investors. The “ongoing operating earnings” and “ongoing operating loss” measures reflect what the Company’s earnings would have been excluding certain identified major items, which the Company believes are of a non-operating or one-time nature. The non-GAAP measure “EBITDA” reflects a measure that the Company believes is of interest to investors. As required by the Securities and Exchange Commission, the “ongoing operating earnings” and “ongoing operating loss” are reconciled to reported earnings on Schedules 2 and 3 of the release and EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 3 of the release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:	/s/ WILLIAM P. COSTANTINI
Name:	William P. Costantini
Title:	Senior Vice President, General Counsel & Secretary

Dated: July 25, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 25, 2003.